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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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CORNING INCORPORATED
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Notice of 2001
Annual Meeting of Shareholders
and Proxy Statement

Please Note the Accompanying
Proxy Statement and Proxy Card

 It is important that your shares be represented and voted at the meeting regardless of the number you may hold. If you cannot attend the meeting in person, we ask that you sign, date and return the enclosed proxy card in favor of the proxy committee designated by the Board of Directors.

 Instead of submitting your proxy card by mail, you may vote electronically via the Internet or by telephone. Shareholders of record may vote telephonically by calling 1(800) 690-6903 or over the Internet at www.proxyvote.com.

 The telephone number is available only for calls originating in the United States or Canada. The Internet and telephone arrangements are described in greater detail at the bottom of Corning's proxy card.

 Please note that there are separate Internet and telephone voting arrangements for shareholders who hold their shares through a bank, broker or another. If you hold your shares through another, you should check the proxy card or other information provided by the bank, broker or other holder to determine the voting options available.

Notice of Annual Meeting

To Shareholders of Corning Incorporated:

You are cordially invited to attend the Annual Meeting of Corning Incorporated which will be held in the Corning Glass Center, Corning, New York, on Thursday, June 21, 2001 at 11:00 o'clock A.M. The principal business of the meeting will be:

(a)
To elect five Directors for three-year terms and two directors for two-year terms; and

(b)
To transact such other business as may properly come before the meeting.

A. John Peck, Jr.
Senior Vice President and Secretary

Corning Incorporated
One Riverfront Plaza
Corning, New York 14831
April 23, 2001

Proxy Statement

 Annual Meeting of Shareholders, June 21, 2001. The enclosed proxy is solicited by the Board of Directors of Corning Incorporated, Corning, New York 14831. Corning started mailing this Notice of Annual Meeting and Proxy Statement and the enclosed proxy to holders of its Common Stock and Series B 8% Convertible Preferred Stock on or about May 2, 2001. This Notice of Annual Meeting and Proxy Statement, the proxy and the 2000 Annual Report are also available on the Corning's Internet site at
 http://www.corning.com/investor_rela-
tions/secdocuments.asp.

 If you own beneficially Preferred Stock through Corning's Investment Plans or were listed as a holder of Common Stock on Corning's books at the close of business on April 23, 2001, you are entitled to notice of and to vote at the meeting. On February 7, 2001, Corning had outstanding 928,087,126 shares of Common Stock, each entitled to one vote, and 80,106 shares of Preferred Stock, each entitled to fourteen votes.

Voting by Proxy

 If you properly fill in and sign your proxy card and mail it in the enclosed, prepaid and addressed envelope, or if you submit your proxy instructions by telephone or over the Internet, your "proxy" (the individuals serving on the proxy committee named on your proxy card) will vote your shares as you have directed. If you do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

  •
  FOR the election of the director nominees.

  •
  If any other matter is properly presented at the Annual Meeting, your proxy will vote on that matter in his discretion. If anyone nominated to serve as a director is not able to accept nomination or election, your proxy may vote for the election of other persons recommended by the Board of Directors to serve as directors.

 If you give a proxy, you may revoke it by written notice to Corning prior to the meeting, by written notice to the Secretary at the meeting or by delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) at any time prior to being voted at the meeting. Each valid and timely proxy not revoked will be voted at the meeting in accordance with your written or electronic instructions.

Voting Procedures

 The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of directors is necessary to constitute a quorum at the annual meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when one holding shares for a beneficial owner does not vote on a particular proposal because the holder does not have discretionary voting power to vote with respect to that item and has not received instructions from the beneficial owner.

 A plurality of the votes cast at the meeting is required for the election of a director. Abstentions and broker "non-votes" are not counted for purposes of the election of a director.

Nominees for Election as Directors

 Corning's Board of Directors is divided into three classes. Except for Mr. Tookes, each of the nominees for the office of director is a member of the present Board of Directors. Messrs. Foster and Smithburg and Ms. Rein were elected by Corning's security holders on April 30, 1998 and Messrs. Flaws, Weeks and Volanakis were elected by Corning's Board of Directors on December 6, 2000. The terms of James B. Flaws, John H. Foster, Catherine A. Rein, William D. Smithburg, Peter F. Volanakis and Wendell P. Weeks expire this year. Roger G. Ackerman and Norman E. Garrity, whose terms expire this year and who are retiring as employees of Corning in 2001, are not standing for re-election. No nominee now owns beneficially any of the securities (other than directors' qualifying shares) of any of Corning's subsidiary companies. We have included below certain information about the nominees for election as directors and the directors who will continue in office after the Annual Meeting.

Nominees For Election For Terms Expiring 2004

John H. Foster‡
Managing Partner
Foster Management Company
Mr. Foster is founder and managing partner of Foster Management Company. He is the former chairman and chief executive officer of NovaCare, Inc. and executive vice president, member of the executive committee and a director of Avon, Inc. He is a trustee of the Hospital for Special Surgery and the Woodrow Wilson International Center for Scholars, and a member of the Dean's Council of the Harvard School of Public Health and the Amos Tuck School Board of Overseers. Director since 1994. Age 58.

Catherine A. Rein‡
President and Chief Executive Officer
Metropolitan Property and
Casualty Insurance Company
Ms. Rein joined Metropolitan Life Insurance Company in 1985, being named executive vice president in charge of corporate services in 1989 and senior executive vice president in charge of the business services group in 1998. She was elected to her present position in 1999. Ms. Rein is a director of the Bank of New York, Inc., New England Financial Services, Inc., GPU, Inc., National Association of Independent Insurers and American Horizon and trustee of the New York University Law Center Foundation. Director since 1990. Age 58.

William D. Smithburg‡
Retired Chairman, President and
Chief Executive Officer
The Quaker Oats Company
Mr. Smithburg joined Quaker Oats in 1966, being elected president in 1979, chief executive officer in 1981 and chairman in 1983. He also served as president from November 1990 to January 1993 and from November 1995 to November 1997 when he retired. Mr. Smithburg is a director of Abbott Laboratories and Northern Trust Corporation. Director since 1987. Age 62.

Hansel E. Tookes II
Chairman, President and Chief Executive Officer
Raytheon Aircraft Company
In 1999 Mr. Tookes joined Raytheon Company as president and chief operating officer of Raytheon Aircraft Company. He became executive officer and chairman of Ratheon Aircraft Company and executive vice president of Raytheon Company in 2000. From 1996 to 1999, he served as president of Pratt & Whitney's Large Military Engines Group. From 1980 to 1996 he held a variety of positions at United Technologies Corp. including executive vice president of aircraft products. Age 53.

Wendell P. Weeks*
President
Corning Optical Communications
Corning Incorporated
Mr. Weeks joined Corning in 1983 and was named a vice president and deputy general manager of the Opto-Electronics Components Business in 1995, vice president and general manager —Telecommunications Products in 1996, senior vice president in 1997, senior vice president of Opto-Electronics in 1998, executive vice president of Optical Communications in 1999, and to his present position in 2001. Director since December 2000. Age 41.

Nominees for Election For Terms Expiring in 2003
James B. Flaws*
Executive Vice President and
Chief Financial Officer
Corning Incorporated
Mr. Flaws joined Corning in 1973 and was named assistant treasurer in 1993, vice president and controller in 1997, vice president—Finance and treasurer later in 1997, senior vice president and chief financial officer in December 1997 and to his present position in 1999. Director since December 2000. Age 52.

Peter F. Volanakis*
President
Corning Technologies
Corning Incorporated
Mr. Volanakis joined Corning in 1982 and was named executive vice president—CCS Holding, Inc., formerly known as Siecor Corporation, in 1995, senior vice president—Advanced Display Products in 1997, executive vice president of Display Technologies and Life Sciences in 1999 and to his present position in 2001. Director since December 2000. Age 45.

Directors Whose Terms Will Expire in 2003

James R. Houghton‡
Chairman Emeritus
Corning Incorporated
Mr. Houghton joined Corning in 1962. He was elected a vice president of Corning and general manager of the Consumer Products Division in 1968, vice chairman in 1971, chairman of the executive committee and chief strategic officer in 1980 and chairman and chief executive officer in April 1983, retiring in April 1996. Mr. Houghton is a director of Metropolitan Life Insurance Company and Exxon Mobil Corporation. He is a trustee of The Metropolitan Museum of Art, The Pierpont Morgan Library and The Corning Museum of Glass and a member of The Harvard Corporation. Director since 1969. Age 65.

James J. O'Connor‡
Retired Chairman of the Board and
Chief Executive Officer
Unicom Corporation
Mr. O'Connor joined Commonwealth Edison Company in 1963. He became president in 1977, a director in 1978 and chairman and chief executive officer in 1980. In 1994 he was also named chairman and chief executive officer of Unicom Corporation, which then became the parent company of Commonwealth Edison, retiring in 1998. Mr. O'Connor is a director of Tribune Company, Smurfit-Stone Container Corporation and United Airlines. Director since 1984. Age  64.

Deborah D. Rieman‡
Entrepreneur in Residence
U.S. Venture Partners
Dr. Rieman has more than twenty years of experience in the software industry. She is currently entrepreneur in residence at U.S. Venture Partners. From 1995 to 1999, she served as president and chief executive officer of Check Point Software Technologies, Incorporated. Dr. Rieman is a director of Altera Corporation and Alchemedia Corporation. Director since 1999. Age 51.

Directors Whose Terms Will Expire in 2002

John Seely Brown‡
Vice President and Chief Scientist
Xerox Corporation
Dr. Brown has served Xerox Corporation since 1978 in various scientific research positions, in 1986 being elected vice president in charge of advanced research and being director of the Palo Alto Research Center from 1990 to 2000. Dr. Brown was named chief scientist of Xerox in 1992, and currently divides his time as chief scientist of Xerox and chief innovation officer of 12 Entreprenuring. Dr. Brown is a director of Polycom, Inc. and Varian Medical Inc. Director since 1996. Age 60.

Gordon Gund‡
President and Chief Executive Officer
Gund Investment Corporation
Mr. Gund is, and since his election as a director of Corning has been, the principal owner of the Cleveland Cavaliers National Basketball Association team and a member of the Board of Governors of the National Basketball Association. He is a director of the Kellogg Company. Director since 1990. Age 61.

John M. Hennessy‡
Executive Advisor
Credit Suisse First Boston
Advisory Partners, LLC
Mr. Hennessy became managing director of First Boston Corporation in 1974 after serving the public in various financial positions. In 1989 he was elected chairman of the executive board and group chief executive officer of CS First Boston Inc. He retired from the latter position on December 31, 1996. Since his retirement Mr. Hennessy served as chairman of Credit Suisse Private Equity Company until recently when he became Executive Advisor to Advisory Partners, LLC. Mr. Hennessy is a director of Credit Suisse Group, Zurich. Director since 1989. Age 64.

John W. Loose*
President and Chief Executive Officer
Corning Incorporated
Mr. Loose has served Corning in various commercial and management positions since 1964, being elected executive vice president, Information Display Group, in 1990, president of Corning Vitro Corporation (later named Corning Consumer Products Company) in 1993, President of Corning Communications in 1996, president and chief operating officer in 2000 and to his present position in 2001. Mr. Loose is a director of Polaroid Corporation. Director since 1996. Age 59.
H. Onno Ruding‡
Vice Chairman
Citibank, N.A.
Dr. Ruding has served private firms and the public (serving as Minister of Finance of The Netherlands from 1982-1989) in various financial positions, serving as a director of Citicorp and Citibank, N.A. from 1990 and 1998, respectively, to the present and vice chairman of Citibank, N.A. from 1992 to the present. Dr. Ruding is a director of Citicorp and Citibank, N.A., Compass Ltd. and Pechiney and RTL Group, an advisory director of Unilever N.V. and Unilever PLC, a member of the advisory committee of Robeco, The Federation of Korean Industries and the Federal Reserve Bank of New York, a trustee of Mount Sinai School of Medicine and Mount Sinai NYU Health and a member of the Committee for European Monetary Union and the Trilateral Commission. Director since 1995. Age 61.

 * Member of the Executive Committee

 ‡ Alternate member of the Executive Committee

Security Ownership of Certain Beneficial Owners

 The number of shares of Corning Common Stock (and the voting equivalent represented by shares of Preferred Stock) owned by the directors and nominees for directors, by the chief executive officer and the four other most highly compensated executive officers (the "named executive officers") and by all directors and executive officers as a group, as of December 31, 2000, is as follows:

Name	Shares Owned and Nature of Beneficial Ownership(1)(2)(3)		Percent of Class(7)

Directors
John S. Brown	23,037	(4)	—

James B. Flaws	418,497		—

John H. Foster	24,237		—

Gordon Gund	910,928	(4)	—

John M. Hennessy	33,671	(4)	—

James R. Houghton	1,621,258	(5)	—

James J. O'Connor	33,495	(4)	—

Catherine A. Rein	32,067	(4)	—

Deborah D. Rieman	13,950		—

H. Onno Ruding	25,740	(4)	—

William D. Smithburg	35,037	(4)	—

Hansel E. Tookes II	0		—

Peter F. Volanakis	282,708		—

Named Executive Officers
(*also serve as directors)
Roger G. Ackerman*	1,768,231		—

Charles W. Deneka	345,860		—

Norman E. Garrity*	732,820		—

John W. Loose*	1,380,779		—

Wendell P. Weeks*	773,329		—

All Directors and Executive Officers as a Group	11,046,122	(6)	1.19%

(1) Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, granted under Corning's Incentive Stock Plans as well as options to purchase shares of Common Stock exercisable within 60 days under Corning's Stock Option Plans. Messrs. Ackerman, Deneka, Flaws, Garrity, Houghton, Loose, Volanakis and Weeks have the right to purchase 972,288; 124,500; 190,326; 274,500; 535,857; 706,341; 91,194 and 261,141 shares, respectively, pursuant to such options. All directors and executive officers as a group hold options to purchase 3,945,136 such shares.

(2) Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, issued under Corning's Restricted Stock Plans for Non-Employee Directors.

(3) Includes shares of Common Stock and the voting equivalent in Preferred Stock, on the basis of fourteen shares of Common Stock for each share of Preferred Stock, held by J. P. Morgan Chase & Co. as the trustee of Corning's Investment Plans for the benefit of the members of the group, who may instruct the trustee as to the voting of such shares. If no instructions are received, the trustee votes the shares in the same proportion as it votes the shares for which instructions were received. Shares of Preferred Stock may be held only by the trustee. The power to dispose of shares of Common and Preferred Stock is also restricted by the provisions of the Plans. The trustee holds for the benefit of Messrs. Ackerman, Deneka, Flaws, Loose, Volanakis and Weeks, and all directors and executive officers as a group the equivalent of 11,088; 135; 26,853; 43,697; 11,490; 7,458 and 221,076 shares of Common Stock, respectively. It also holds for the benefit of all employees who participate in the Plans the equivalent of 23,149,073 shares of Common Stock (being 2.49% of the Class), being 21,991,569 shares of Common Stock and the voting equivalent of 82,036 shares of Preferred Stock (being 100% of the Class).

(4) In addition, Messrs. Brown, Gund, Hennessy, O'Connor, Ruding and Smithburg and Ms. Rein have credited to their accounts the equivalent of 11,570; 33,924; 40,451; 29,743; 7,103; 56,195 and 8,559 shares, respectively, of Common Stock in phantom form under Corning's Deferred Compensation Plan for Directors. Deferred fees will be paid solely in cash at or following termination of service as a director.

(5) Includes 469,111 shares held in trusts by Market Street Trust Company as a co-trustee for the benefit of Mr. Houghton as income beneficiary. Does not include 7,203,416 shares held in trusts by Market Street Trust Company, as to which Mr. Houghton disclaims beneficial ownership. Market Street Trust Company is a limited purpose trust company controlled by the Houghton family, the directors of which include James R. Houghton and other Houghton family members.

(6) Does not include 135,784 shares owned by the spouses and minor children of certain executive officers and directors as to which such officers and directors disclaim beneficial ownership.

(7) Unless otherwise indicated, does not exceed 1% of the Class of Common Stock.

Report of the Compensation Committee of The Board of Directors on Executive Compensation

 The Compensation Committee of the Board of Directors, composed entirely of non-employee directors, provides oversight for executive compensation at Corning. The Compensation Committee reviews and recommends executive compensation levels, cash and equity incentives for executive officers and reports such recommendations to the Board for its consideration and action. The following is the Committee's report.

Compensation Philosophy

 The Committee believes that executive compensation should be based on objective measures of performance at the individual, corporate and applicable business unit level, should be driven primarily by the long term interests of the shareholders and should be directly linked to corporate performance.

 The Committee further believes that competitive compensation offerings (within the many businesses that Corning operates in) is a critical element of the Corning's success in attracting, developing and retaining its key executive, managerial and technical talent.

 As the markets in which Corning operates and recruits talent have changed dramatically over the last several years, so has Corning's approach to the compensation and retention of talent. Corning is committed to providing meaningful incentives and resultant rewards to employees at all levels who are successful in delivering the long-term growth and results required to achieve business goals and deliver sustained superior returns in shareholder value. Corning's compensation programs, along with other strong succession planning and human resource planning processes have been modified to ensure that Corning does not lose key members of its high performance management team.

Compensation Strategy

 The Committee's basic strategic compensation principles are as follows:

 Reward Performance: Executive compensation will reward performance and contribution to shareholder value and be competitive with positions of similar responsibility at other companies of comparable complexity and size, or which compete with Corning.

 Variable Pay: As employees assume greater responsibilities and have greater opportunity to increase shareholder value, a greater share of their total compensation package will be derived from variable incentive compensation (both of a long and short-term nature) generated by achievement of objectives producing long-term growth in corporate performance.

 Alignment with Shareholder Interest: Stock option grants will be used to align the long-term interests of employees with those of shareholders.

 Ownership: Stock ownership fosters commitment to long-term shareholder value. Employees are encouraged to become shareholders through the design of Corning's financial-based employee benefit programs, long-term equity plans and in communications which stress the commitment to long-term value.

 The executive compensation program consists of three elements: base salary; annual cash incentives; and long-term incentives, including restricted stock and stock options. The Committee tests annually each element of the compensation program against market surveys provided by several independent compensation consultants. These surveys currently include companies engaged in a variety of manufacturing and service businesses that are competitive with various Corning businesses.

The Year in Review

 2000 was a year of substantial change, fast-paced innovation and record success for Corning. Corning's focus on profitable growth, rooted in technology, its customers, its processes and its people, proved to be a winning combination in 2000. All of the compensation programs reflect this strong performance in 2000. Guided by its long-term growth strategy, Corning continued to invest for the future through both internal development and acquisitions.

 The Committee believes that executive talent is a key factor in Corning's success and has enabled Corning to differentiate itself in its major markets. The rapid deployment of new technologies and Corning's growth prospects in many of its major markets led to a thorough reassessment of all compensation programs in 2000. During 2000, Corning developed innovative compensation programs that stress understandable systems sufficiently flexible to meet ever-changing business needs.

 Recognizing the competitiveness of the marketplace for key talent, Corning sought and obtained shareholder approval in November 2000 for a new equity participation program. The new program will enable Corning to grant equity incentives (primarily stock options) to more of its high-performing employees each year and to more closely align the interests of its employees with its shareholders at all levels of the organization.

 As reflected in the Summary Compensation Table, the Committee balanced the need for both annual and longer term incentives for key management talent, at both the corporate and business levels. In light of the competitive market for key talent, the Committee initiated programs designed to retain individuals recruited by outside firms to ensure a solid continuity of its management team and to attract key employees.

Compensation Program

 The annual compensation of the named executives shown in the "Salary" and "Bonus" columns of the Summary Compensation Table, and the Committee's recommendations to adjust salary levels and bonus targets, is based on an individual's responsibilities, overall corporate performance, external comparative compensation information and performance against established financial goals, such as return on equity, net income and earnings per share.

 Annual variable incentives are paid in cash through the Variable Compensation Plan through which the Committee sets minimum, target and maximum awards based on position level. Awards are earned based on achievement of annual predetermined net earnings goals set by the Committee. In 2000, actual performance was extremely strong and significantly exceeded the financial goals established by the Committee.

 In 2000, the Committee modified the long-term performance plan by removing the multi-year cash targets previously awarded under the program. Awards of long-term incentives made in December 2000 for the 2001 year consisted only of stock option grants. The Committee believes this modification is consistent with the compensation practices in place at companies which compete with Corning for management talent, is consistent with the direction that Corning has been taking over the past several years and more closely aligns the interests of executives and shareholders.

 Special grants of restricted stock and/or stock options were also made to certain named executive officers at various times during 2000 for purposes of retention and reward for outstanding performance. In arriving at its grant recommendations, the Committee reviewed the executive's level and impact on Corning's performance, previously outstanding awards (both vested and unvested), and the aggressive demand in the market for key executive talent. The number of stock option grants and restricted stock awards made to the Chief Executive Officer and the named executives in 2000 are set forth in the Summary Compensation Table.

 The pension and welfare benefits provided to executives are substantially similar to those provided to all salaried employees. Employees whose pensionable earnings exceed federal limits, and who participate in the underlying qualified plans, are eligible to participate in non-qualified supplemental pension and supplemental investment plans.

Compensation Deductibility

 As a matter of practice, the Committee intends to set performance-based goals annually under the Variable Compensation Plan and the long-term incentive plan (known as the Corporate Performance Plan) and to deduct compensation paid under these Plans to the extent consistent with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. However, if complying with Section 162(m) conflicts with what the Committee believes to be in the best interests of Corning and its shareholders, the Committee may conclude that paying non-deductible compensation is consistent with the compensation philosophy.

CEO Compensation Actions—2000

 2000 was a year of extraordinary financial performance, and followed the success of 1999. All of the executive compensation programs reflect improved performance over 1999.

 Base Salary: Effective January 1, 2000, the Committee increased Mr. Ackerman's base salary for 2000 by approximately 4.3% from $815,000 per annum to $850,00 per annum and increased his annual cash incentive target for 2000 from 85% to 90% of base salary. The Committee assessed Mr. Ackerman's individual performance as highly effective in the overall achievement of a second consecutive year of record earnings and growth. The Committee believes that Mr. Ackerman has contributed to Corning's continuing financial success as measured by earnings per share.

 Annual Incentives: Mr. Ackerman's bonus for 2000 was composed of two parts: First, Mr. Ackerman received 180% of his 2000 base salary under the

Variable Compensation Plan. This award was based on Corning's achieving net profit after tax equivalent to 200% of the target opportunity the Committee established in February 2000. Second, Mr. Ackerman received 8.03% (2000 minimum = 0%; maximum = 10%) of his base salary under Corning's GoalSharing Plan, a variable compensation plan available to almost all employees.

 Long-Term Incentives: In recognition of Corning's outstanding performance in 1999 and 2000, the Committee awarded Mr. Ackerman 60,000 shares of restricted stock in June 2000. In addition, in December 2000, the Committee granted Mr. Ackerman stock options covering 100,000 shares of Corning Common Stock. Mr. Ackerman announced his intention to retire in mid-2001 and stepped down as Chief Executive Officer on January 1, 2001, while retaining his role as the Chairman of the Board.

Other Significant Actions—2000

 The Year 2000 also reflects a year of transition with the announced retirements of Messrs. Ackerman, Deneka and Garrity in 2001 and the election on December 6, 2000 of three senior executives to the Board of Directors—James B. Flaws, Executive Vice President & Chief Financial Officer; Peter F. Volanakis, President—Corning Technologies; and Wendell P. Weeks, President—Corning Optical Communications. Mr. Loose was named Chief Executive Officer as of January 1, 2001.

 The significant increase in the number of stock options granted by the Committee to employees in 2000 reflects the significant increase in the number of eligible employees during the course of 2000 as a result of significant acquisition and new hire activity, the changed executive organizational structure as well as the impact of the 3-for-1 stock split effected in October 2000.

Conclusion

 2000 was a year of significant growth and change for Corning. The Committee believes that the quality of executive leadership significantly affects long term performance and that it is in the best interests of the shareholders to compensate fairly executive leadership for achievements that meet or exceed the high standards set by the Committee, so long as there is corresponding risk when performance falls short of such standards.

 One of the Committee's primary goals is to relate compensation to corporate performance. Based on Corning's performance in 2000, the Committee believes that Corning's current executive compensation program meets such standards and has contributed, and will continue to contribute, to Corning's success and to the long-term success of its shareholders.

The Compensation Committee:

James J. O'Connor, Chairman

John Seely Brown

William D. Smithburg

Performance Graph

 The following graph illustrates the cumulative total shareholder return over the last five years of Corning's Common Stock, the S&P 500 and the S&P Communications Equipment Companies (in which Corning is currently included) and the S&P Diversified Manufacturing Companies (in which Corning was previously included). Corning changed its line of business index in fiscal 2001 to more accurately reflect the change in Corning's business focus. The graph includes the capital weighted performance results of those companies both in the diversified manufacturing companies classification and in the communications equipment companies classification that are also included in the S&P 500. Prior to 1997 Corning compared its shareholder return to the S&P Miscellaneous Industrial Companies classification. This classification is no longer published.

Comparison of Five-Year Cumulative Total Return

Among Corning Incorporated,
S&P 500, S&P Communications Equipment, and
S&P Manufacturing (Diversified) Companies
(Fiscal Years Ending December 31)

Executive Compensation

 The following tables and charts show for the last three years the compensation paid by Corning to its chief executive officer and the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000.

Summary Compensation Table

					Long-Term Compensation
Annual Compensation					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation(1)	Restricted Stock Awards(2)	Securities Underlying Options(3)	Incentive Plan Payouts	All Other Compen- sation(4)
Roger G. Ackerman,	2000	$850,000	$1,598,255	$106,467	$4,326,600	$147,997	$0	$142,340
Chief Executive	1999	815,000	1,455,101	81,839	—	339,678	0	72,995
Officer and	1998	780,000	367,107	72,234	582,188	621,000	0	120,551
Chairman of the Board
John W. Loose,	2000	650,000	1,027,195	106,067	5,463,000	2,224,002	0	91,044
President, Corning	1999	555,000	824,397	36,086	2,865,000	199,998	0	47,195
Communications	1998	530,000	209,297	63,783	465,750	381,000	0	70,179
Norman E. Garrity,	2000	620,000	979,786	105,939	—	90,732	0	86,452
President, Corning	1999	555,000	824,397	98,859	1,910,000	168,000	0	41,295
Technologies	1998	530,000	209,297	68,674	329,913	381,000	0	67,848
Wendell P. Weeks,	2000	400,000	512,120	45,000	14,150,000	2,702,015	0	30,052
Executive Vice	1999	325,000	417,755	31,752	58,176	126,150	0	15,257
President,	1998	300,000	90,162	23,212	—	192,000	0	5,880
Opto-Electronics
Charles W. Deneka,	2000	350,000	448,105	51,297	—	42,462	0	46,952
Senior Vice President,	1999	325,000	417,755	38,732	—	77,922	0	25,963
Science & Technology	1998	280,000	95,462	15,941	621,673	177,000	0	31,963
(1)
Includes tax gross-up payments.
(2)
At year end 2000, Messrs. Ackerman, Deneka, Garrity, Loose and Weeks held an aggregate of 634,992; 174,111; 383,430; 513,433 and 427,811 shares of restricted stock, respectively, having an aggregate value on December 31, 2000 of $33,533,928; $9,194,802; $20,248,938; $27,114,397 and $22,592,699, respectively. Certain of such shares are subject to restrictions on transfer until the executive officer retires at or after age 55 and are subject to forfeiture prior to age 55 in whole if such officer voluntarily terminates employment with Corning and in part if such officer's employment is terminated by Corning. Dividends are paid to such individuals on all shares of restricted Common Stock held by them.
(3)
Includes Additional Options which are described in the table captioned "Option/SAR Grants in Last Fiscal Year" on page 16.
(4)
Represents amounts contributed by Corning to the Investment Plan, the Management Deferral Plan and a non-qualified investment plan maintained by Corning to provide employees the benefits which would have been available pursuant to the terms of Corning's Investment Plan but for limitations on contributions to tax-qualified plans imposed pursuant to the Employee Retirement Income Security Act.

Arrangements with Named Executive Officers

Employment Agreements with Named Executive Officers

 Corning entered into an employment agreement with Mr. Weeks effective December 6, 2000. The employment agreement expires in December 2003. During the term of the employment agreement, Mr. Weeks will receive a minimum annual base salary of $575,000. Additionally, Mr. Weeks will be eligible to (1) receive annually a bonus of up to 80% of his annual base salary, and (2) participate in the Employee Equity Participation Program and similar plans maintained by Corning for the benefit of its executives.

Severance Arrangements

 Under an existing severance policy Corning will provide to all salaried employees in certain events compensation in amounts ranging between eight weeks (for employees with at least one year of service) and fifty-two weeks (for employees with twenty or more years of service). In addition, Corning will provide to certain of its officers and senior employees, including the named executive officers, in certain events up to three years of cash compensation in light of the length of time anticipated in securing comparable employment. These events include a constructive termination of employment as a result of a substantial change in the employee's responsibilities, compensation levels, relocation and similar matters following a change in Corning's ownership and management.

Option/SAR Grants in Last Fiscal Year(1)

	Individual Grants					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted (2)		% of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Gain at 0%	Gain at 5%	Gain at 10%
Roger G. Ackerman	100,000	(4)	0.25%	$70.75	12/5/2010	$0	$4,449,429	$11,275,728
Additional Options:	7,152		0.02%	66.13	12/6/2004	0	130,671	288,748
	18,201		0.05%	66.13	12/5/2005	0	409,350	928,676
	19,944		0.05%	78.49	12/5/2005	0	532,387	1,207,805
	2,700		0.01%	74.09	12/5/2005	0	68,034	154,345
John W. Loose	1,200,000	(4)	3.01%	$72.11	6/5/2010	$0	$54,419,510	$137,909,723
	400,000	(4)	1.00%	70.75	12/5/2010	0	17,797,718	45,102,912
	600,000	(4)	1.51%	54.63	12/21/2010	0	20,613,908	52,239,690
Additional Options:	5,061		0.01%	98.82	12/6/2004	0	138,176	305,333
	3,972		0.01%	98.82	12/5/2005	0	133,492	302,848
	11,961		0.03%	109.08	12/5/2005	0	443,725	1,006,660
	3,008		0.01%	66.53	12/5/2005	0	55,290	122,177
Norman E. Garrity
Additional Options:	8,238		0.02%	$60.71	12/6/2004	$0	$138,176	$305,334
	21,489		0.05%	60.71	12/5/2005	0	443,688	1,006,576
	19,899		0.05%	79.88	12/5/2005	0	540,593	1,226,421
	1,080		0.00%	92.81	12/6/2004	0	27,693	61,194
	2,157		0.01%	92.81	12/5/2005	0	68,084	154,460
	12,180		0.03%	92.81	2/4/2007	0	539,728	1,292,742
	25,689		0.06%	69.56	10/5/2008	0	985,183	2,426,553

	Individual Grants						Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted (2)		% of Total Options Granted to Employees in Fiscal Year	Exercise Price		Expiration Date	Gain at 0%	Gain at 5%	Gain at 10%
Wendell P. Weeks	600,000	(4)	1.51%	$61.91		4/26/2010	$0	$23,360,920	$59,201,157
	1,700,000	(4)	4.26%	70.75		12/5/2010	0	75,640,301	191,687,374
	400,000	(4)	1.00%	70.75		12/5/2010	0	17,797,718	45,102,912
Additional Options:	576		0.00%	69.56		1/31/2005	0	11,571	25,703
	1,439		0.00%	69.56		12/5/2005	0	27,655	61,110
Charles W. Deneka
Additional Options:	9,936		0.02%	$60.71		12/5/2005	$0	$205,151	$465,417
	13,671		0.03%	60.71		10/5/2008	0	457,584	1,127,051
	1,650		0.00%	60.71		12/6/2004	0	27,676	61,156
	15,069		0.04%	60.71		2/4/2007	0	372,431	867,923
	2,136		0.01%	93.68		12/5/2005	0	68,053	154,390
All Shareholders as a group	N/A		N/A	N/A		N/A	$0	$38,228,432,619	$96,878,353,947
All Optionees as a group	39,865,204	(5)	100%	$65.69	(6)	2010	$0	$1,646,918,898	$4,173,615,841
Optionee Gain As % Of All Shareholders Gain								4.31%	4.31%
(1)
No SARs were granted.

(2)
The stock option agreements also provide that an additional option ("Additional Option") may be granted if the optionee uses shares of Corning's Common Stock to pay the purchase price of an option. The Additional Option will cover the number of shares tendered in payment of the option price, will be granted at the then fair market value of Corning's Common Stock, will become exercisable only after the lapse of twelve months and will expire on the expiration date of the original option.

(3)
The dollar amounts set forth under these columns are the result of calculations at 0% and at the 5% and 10% rates established by the Securities and Exchange Commission and therefore are not intended to forecast future appreciation of Corning's stock price.

(4)
The stock option agreements provide that one third of the options will become exercisable on December 6, 2001, an additional one third will become exercisable on December 6, 2002, and the remaining one third will become exercisable on December 6, 2003.

(5)
Includes Additional Options covering 759,727 shares.

(6)
The exercise price is a weighted average of option prices relating to grants of options, including Additional Options, made on various occasions in 2000.

Aggregated Option/SAR Exercises in Last Fiscal
Year and Fiscal Year-End Option/SAR Values(1)

			Number of Securities Underlying Unexercised Options at Fiscal Year End
					Value of Unexercised In-the-Money Options At Fiscal Year End
	Shares Acquired on Exercise
Name		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Roger G. Ackerman	397,998	$25,284,709	741,288	779,497	$32,153,425	$20,219,595
Norman E. Garrity	848,850	54,776,908	0	449,232	0	11,798,055
John W. Loose	391,569	31,658,944	418,341	2,609,502	17,972,234	12,364,515
Wendell P. Weeks	145,209	11,510,859	106,641	2,915,015	4,428,284	6,623,940
Charles W. Deneka	298,725	16,099,135	0	202,962	0	5,354,115
(1)
There are no SARs outstanding.

Pension Plan

 Corning has a defined benefit Pension Plan under which it pays benefits based upon career earnings (regular salary and cash awards such as those paid under its Variable Compensation Plans) and years of credited service. Employees are required to contribute 2% of compensation in excess of the Social Security Wage Base up to the compensation limits imposed by the Internal Revenue Code. Salaried employees may contribute 2% of earnings up to the Social Security Wage Base to increase pension benefits.

 Corning amended its pension plan effective July 1, 2000, to include a cash balance component. All salaried and non-union hourly employees were given the choice of continuing to accrue future benefits under the career earnings formula or, if the cash balance plan was elected, the cash balance formula. All salaried and non-union hourly employees hired after July 1, 2000 automatically participate in the cash balance plan.

 The cash balance plan is expressed in the form of a hypothetical account balance. Each month a participant's cash balance account is increased by (1) pay credits based on the participant's eligible pay for that month, and (2) interest credits based on the participant's account balance as of the end of the prior month. Pay credits accrue annually at a rate between 3% and 8%. Pension benefits under this plan may be distributed as a lump sum or as an annuity.

 Corning reviews and adjusts the benefit formula periodically for inflationary and other factors. Corning's contributions to the Plan are determined by the Plan's actuaries and are not determined on an individual basis. The amount of benefits payable under the Plan and attributable to Corning's contributions is subject to the provisions of the Employee Retirement Income Security Act and the Internal Revenue Code.

 Corning maintains non-qualified supplemental pension plans pursuant to which it will pay amounts approximately equal to the difference between the benefits provided under the Pension Plan and benefits which would have been paid thereunder but for the limitations of the Employee Retirement Income Security Act and the Internal Revenue Code. Certain employees, including the named executive officers, participate in the Executive Supplemental Pension Plan which pays benefits based upon final average compensation (the highest five consecutive calendar years in the ten calendar years immediately preceding retirement) and years of credited service. Certain of the benefits payable under the Executive Supplemental Pension Plan are presently funded and vested on an individual basis.

 The table below sets forth the estimated annual amounts payable under the Pension Plan and the Executive Supplemental Pension Plan assuming retirement during 2001 of participants who have met eligibility requirement for unreduced benefits. These amounts are based upon the straight life annuity option and are not subject to reduction for Social Security benefits or other payments or offsets. Additional benefits may be payable to persons who contribute voluntarily to the Pension Plan. The Plan's normal retirement age is 65 with 5 years of credited service.

Years of Service

Final Average Pay	15	20	25	30	35	40

$500,000	$109,800	$146,400	$183,000	$219,600	$256,200	$293,700

600,000	132,300	176,400	220,500	264,600	308,700	353,700

700,000	154,800	206,400	258,000	309,600	361,200	413,700

800,000	177,300	236,400	295,500	354,600	413,700	473,700

900,000	199,800	266,400	333,000	399,600	466,200	533,700

1,000,000	222,300	296,400	370,500	444,600	518,700	593,700

1,100,000	244,800	326,400	408,000	489,600	571,200	653,700

1,200,000	267,300	356,400	445,500	534,600	623,700	713,700

1,300,000	289,800	386,400	483,000	579,600	676,200	773,700

1,400,000	312,300	416,400	520,500	624,600	728,700	833,700

1,500,000	334,800	446,400	558,000	669,600	781,200	893,700

1,600,000	357,300	476,400	595,500	714,600	833,700	953,700

1,700,000	379,800	506,400	633,000	759,600	886,200	1,013,700

1,800,000	402,300	536,400	670,500	804,600	938,700	1,073,700

1,900,000	424,800	566,400	708,000	849,600	991,200	1,133,700

2,000,000	447,300	596,400	745,500	894,600	1,043,700	1,193,700

2,100,000	469,800	626,400	783,000	939,600	1,096,200	1,253,700

2,200,000	492,300	656,400	820,500	984,600	1,148,700	1,313,700

2,300,000	514,800	686,400	858,000	1,029,600	1,201,200	1,373,700

2,400,000	537,300	716,400	895,500	1,074,600	1,253,700	1,433,700

2,500,000	559,800	746,400	933,000	1,119,600	1,306,200	1,493,700

 The compensation covered by the Pension Plan and the Executive Supplemental Pension Plan for the named executive officers is the salary and bonus set forth in the Summary Compensation Table. The bonus is included as compensation in the calendar year paid. Messrs. Ackerman, Deneka, Garrity, Loose and Weeks have 38, 28, 34, 36 and 17 years of credited service, respectively.

Matters Relating to Directors

Compensation

 During 2000, Corning paid to non-employee directors an annual retainer of $30,000 and $1,200 for each meeting attended. In lieu of meeting fees, chairmen of committees received an additional retainer ranging from $5,000 to $8,000, depending upon the committee chaired. In addition, during 2000, Mr. Brown attended two meetings of an ad hoc committee of non-employees who reviewed developments and offered advice on a broad range of matters in the telecommunications area. Corning paid Mr. Brown $1,000 for each meeting attended.

 Directors may defer any portion of their compensation. Amounts deferred shall be paid only in cash and while deferred may be allocated to (i) an account earning interest, compounded quarterly, at the rate equal to the greater of the prime rate of Citibank, N.A. in effect on specified dates or the rate paid on the stable value fund under Corning's Investment Plans, (ii) an account based upon the market value of Corning's Common Stock from time to time, or (iii) a combination of such accounts. At December 31, 2000 eight directors had elected to defer compensation.

 During 2000, Corning issued to each non-employee director 750 shares of Common Stock under the Equity Plan for Non-Employee Directors. These shares are subject to forfeiture and certain restrictions on transfer. In addition, Corning granted to each non-employee director options covering 2,250 shares of Common Stock under the Equity Plan for Non-Employee Directors. The options vest ratably over a three-year period and expire on April 26, 2010.

 Corning has a Directors' Charitable Giving Program funded by insurance policies on the lives of the directors. In 2000, Corning paid a total of $421,790 in premiums on such policies. Upon the death of a director, Corning will donate $1,250,000 (on behalf of a non-employee director) and $1,000,000 (on behalf of an employee director) to one or more qualified charitable organizations recommended by such director and approved by Corning. The directors derive no financial benefit from the Program as all charitable deductions and cash surrender value of life insurance policies accrue solely to Corning. One must be a director for five years to participate in the Program. Messrs. Ackerman, Brown, Foster, Garrity, Gund, Hennessy, Houghton, O'Connor, Ruding and Smithburg and Ms. Rein are eligible to participate in the program.

Board Meetings

 The Board of Directors held during 2000 five regularly scheduled and ten special meetings. All directors attended at least 75% of all regularly scheduled meetings of the Board of Directors and the meetings of the committees of which each was a member. Ms. Rieman attended less than 75% of the special meetings of the Board of Directors.

Board Committees

 Corning has Audit, Compensation and Nominating Committees of the Board of Directors.

 The Audit Committee (Messrs. Brown, Ruding and Smithburg and Ms. Rein) met five times during 2000. It recommends the firm of independent accountants to conduct the annual examination of the consolidated financial statements, confers with such accountants and reviews the scope of the examination and brings to the entire Board of Directors for review those items relating to such examination or to accounting practices which the Audit Committee believes merit such review.

 The Compensation Committee (Messrs. Brown, O'Connor and Smithburg) met six times during 2000. It makes recommendations to the Board of Directors with respect to the compensation of officers and executive employees and administers the Variable Compensation Plan, Cash Incentive Plan, Employee Equity Participation Program and the Executive Supplemental Pension Plan.

 The Nominating and Corporate Governance Committee (Messrs. Houghton, Hennessy and O'Connor) met three times during 2000. It proposed the nominees for election as directors at the Annual Meeting of Shareholders to be held on June 21, 2001. It reviews, considers and proposes nominees for election as directors of Corning and makes such other proposals with respect to the organization, size, composition and operation of the Board of Directors as it deems advisable. The Nominating and Corporate Govenance Committee will consider suggestions from shareholders regarding possible director candidates. Such suggestions must be submitted to the Secretary of Corning in writing not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. If the meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then the notice shall be received no earlier than 120 days or later than 90 days prior to such annual meeting or the tenth day after public announcement is made with respect to the meeting.

Certain Business Relationships

 During fiscal 2000, Corning made payments to Credit Suisse First Boston for investment services relating to the disposition of one of its businesses. John M. Hennessy, one of Corning's directors, is an executive officer of Credit Suisse First Boston. Corning believes that the terms of the engagement and payments made were consistent with prevailing market practices.

Matters Relating to the Audit Committee

Report of Audit Committee of the Board of Directors

 The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A. The directors who serve on the Committee are all "independent" for purposes of the New York Stock Exchange listing standards. That is, the Board of Directors has determined that none of the Audit Committee members have a relationship with Corning that may interfere with the member's independence from Corning and its management.

 Among its functions, the Audit Committee reviews Corning's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The independent auditors are responsible for expressing an opinion on the conformity of Corning's audited financial statements to generally accepted accounting principles.

 The Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Corning and its management. The Audit Committee has considered whether the provision of nonaudit services by the independent auditor to Corning is compatible with the auditor's independence in accordance with guidelines effective at the time.

 Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Corning's Annual Report on Form 10-K for the year ended December 31, 2000.

The Audit Committee:

William D. Smithburg, Chairman

John Seely Brown

Catherine A. Rein

H. Onno Ruding

Audit Fees

 PricewaterhouseCoopers LLP has audited the consolidated financial statements of Corning for the year ended December 31, 2000. Direct fees related to the issuance of the audit opinion and the timely review of quarterly reports on Form 10-Q were $2,500,000.

Nonaudit Fees

 PricewaterhouseCoopers LLP performed certain nonaudit services for the year ended December 31, 2000. The aggregate fees billed for nonaudit services were $13,300,000 and included the following items:

  •
  $5,800,000 for employee benefits advisory and administrative services.

  •
  $2,700,000 for tax consulting and other services.

  •
  $2,000,000 for assistance with merger and acquisition transactions.

  •
  $1,400,000 for audit services for subsidiaries and equity investees and as required for statutory, contractual and other purposes.

  •
  $1,400,000 for internal audit services.

Appointment of Independent Accountants

 At the meeting of Corning's Board of Directors held on February 7, 2001, the Board upon the recommendation of the Audit Committee appointed PricewaterhouseCoopers LLP as the independent accountants for the 2001 fiscal year.

Representation of Independent Accountants at Annual Meeting

 Corning expects representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting and available to respond to questions which may be raised there. These representatives may comment on the financial statements if they so desire.

Shareholder Proposals

 Any shareholder who wishes to present a proposal at the 2002 Annual Meeting and to have the proposal included in the Proxy Statement and proxy relating to that meeting must submit the proposal to Corning's Secretary at One Riverfront Plaza, Corning, New York 14831, for receipt not later than December 31, 2001.

 The proxy committee designated by Corning's Board of Directors may vote on a discretionary basis on any other shareholder proposal presented at the 2002 Annual Meeting if that proposal is not brought to the Corporation's notice between December 28, 2001 and January 27, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

 Section 16(a) of the Securities Exchange Act of 1934 requires Corning's directors and certain of its officers to file reports of their ownership of Corning Common Stock and of changes in such ownership with the Securities and Exchange Commission and the New York Stock Exchange. Regulations also require Corning to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis.

 To Corning's knowledge, based solely on its review of the copies of such reports furnished to Corning and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were met.

Other Matters

 During 2000 Corning leased office space in Corning, New York, owned by Mr. Robert L. Ecklin, an executive officer. Corning paid an average base monthly rental of $5,519 for such space. The lease will expire on July 20, 2001.

 Corning has purchased insurance from National Union Fire Insurance Company of Pittsburgh, Pennsylvania, Zurich Insurance Company, Royal Insurance Company of America, Gulf Insurance Company and Columbia Casualty Company providing for reimbursement of its directors and officers for costs and expenses incurred by them in actions brought against them in connection with their actions as directors or officers, including actions as fiduciaries under the Employee Retirement Income Security Act of 1974. The insurance coverage, which expires in August 2001, costs $772,000 on an annual basis, which will be paid by the Corporation.

 Corning will pay the cost and expenses of soliciting proxies. In addition to soliciting proxies by mail, some of Corning's directors, officers and regular employees, without extra remuneration, may solicit proxies personally or by telephone, telegraph or other electronic means. Corning has retained Georgeson Shareholder Communications Inc., at a cost of $12,000, to help solicit proxies and may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of shares held of record.

By order of the Board of Directors

A. John Peck, Jr.
Senior Vice President and Secretary

April 23, 2001

Appendix A

Corning Incorporated
Audit Committee of the Board of Directors
Audit Committee Charter

PURPOSE AND ROLE

 The Audit Committee is a committee of Corning's Board of Directors. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. In addition, the Committee provides an open avenue of communication between the internal auditors, the independent accountants, financial and senior management, and the Board of Directors.

 The Audit Committee recognizes that it is the duty of management and the independent auditor to plan and conduct audits and to determine that Corning's financial statements are complete, accurate and in accordance with generally accepted accounting principles. The Audit Committee further recognizes that the conduct of investigations, the resolutions of disagreements, if any, with the independent auditor and compliance with laws, regulations and Corning's Code of Conduct is a management function.

COMPOSITION

 The membership of the Audit Committee shall consist of at least three or more directors as determined by the Board, each of whom shall be an independent director, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee. Further, no member of the Audit Committee shall be an active or retired employee of Corning. At least one member shall have accounting or related financial management expertise. Members of the Audit Committee shall serve at the pleasure of the Board of Directors.

 The Audit Committee is appointed by the full Board of Directors at its annual organizational meeting.

MEETINGS

 The Audit Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

RESPONSIBILITIES AND DUTIES

 To fulfill its responsibilities and duties the Audit Committee shall:

Financial Reporting

1.
Perform a timely review of quarterly and annual financial statements and other financial information provided to shareholders.
2.
Confirm that financial management and the independent auditor perform a timely analysis of significant reporting issues and practices and report key issues to the Committee.

3.
Inquire of management, the internal audit partner, and independent accountants about significant risks or exposures, assess the steps management has taken to minimize such risk to the corporation and evaluate the need for disclosure thereof.
4.
Discuss with financial management and the independent auditor their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial reporting practices used or proposed to be used.
5.
Issue a letter for inclusion in Corning's annual report and Form 10-K that includes disclosures as required by SEC regulations.

Internal Controls

6.
Review with the independent accountant and the internal audit partner the adequacy of the corporation's internal controls (including information systems and security); and related significant findings and recommendations of the independent accountant and internal audit, together with management's responses.

Audit Process

  Appointment of auditors

7.
Recommend to the Board of Directors the independent accountants to be appointed, approve the compensation of the independent accountants, and review and approve the discharge of the independent accountants. Instruct the independent accountants (a) that they are ultimately accountable to the Board of Directors and Audit Committee; and (b) that the Audit Committee has the authority and responsibility to evaluate and recommend the appointment, retention and replacement of the independent auditor; and (c) that the Board of Directors, as the shareholders' representative, is the auditor's client.
8.
Recommend to the Board of Directors the internal auditors to be nominated, approve the compensation of the internal auditors and review and approve the discharge of the internal auditors.
9.
Review and concur in the appointment or replacement of the management individual charged with the role of overseeing internal audit processes.

  Independence and qualification of auditors

10.
Discuss with the auditors and management the independence of the internal auditor and the independent accountant, including a review of services and related fees provided by the independent accountant and the internal auditors. Review disclosures from the independent auditors required by Independent Standards Board Standard No. 1.
11.
Review with management and the internal audit partner, annually, the internal audit department's charter, staffing, and significant objectives.

  Review of audit plans and results

12.
Review with the internal audit partner and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

  Review of audit results

13.
Review with management, the internal audit partner and the independent accountant at the completion of the annual examination the following:
a)
Annual report of the corporation, including the financial statements and related footnotes.
b)
Results of the audit of the financial statements and the related report thereon.
c)
Significant changes in the audit plan and any serious disputes or difficulties with management encountered during the audit.
d)
Other communications as required by generally accepted auditing standards.

Other Items

14.
Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and the results of the annual review of these areas conducted by internal audit.
15.
Review legal and regulatory matters that may have a material impact on the financial statements and related corporate compliance policies, and programs and reports from regulators.

General

16.
At least semi-annually, meet with the internal audit partner, the independent accountant, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.
17.
Report Committee actions to the Board of Directors with such recommendations, as the Committee may deem appropriate. At the Chairman's option, the independent accountants should be made available to meet with the Board of Directors annually or when otherwise appropriate.
18.
Review and update the Committee's charter annually.
19.
The Audit Committee shall have the power to authorize investigations into any matters within the Committee's scope of responsibilities.
20.
The Committee will perform such others functions as assigned by law, the corporation's bylaws, or the Board of Directors.

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DETACH AND RETURN THIS PORTION ONLY

CORNING INCORPORATED

1. ELECTION OF DIRECTORS: 01) JOHN H. FOSTER 02) CATHERINE A. REIN 03) WILLIAM D. SMITHBURG 04) HANSEL E. TOOKES II	05) WENDELL P. WEEKS 06) JAMES B. FLAWS 07) PETER F. VOLANAKIS	ForWithholdFor All AllAllExcept / // / / /	To withhold authority to vote, mark 'For All Except' and write the nominee's numberon the line below.

NOTE: Please fill in, sign, and return this proxy in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee, or Guardian, please give full title as such. If signer is a corporation, please sign the full corporate name by authorized officer. Joint Owners should sign individually.

To Discontinue receiving Annual Reports, please check the box to the right.	/ /
For address changes and/or comments, please check this box and write them on the back where indicated.	/ /
If you plan on attending the meeting, please check box to the right.	/ /

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

CORNING INCORPORATED
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2001 MEETING OF SHAREHOLDERS
JUNE 21, 2001

    The undersigned hereby appoints Roger G. Ackerman, James B. Flaws and John W. Loose and each of them, proxies with full power of substitution, to vote, as designated on the reverse side, on behalf of the undersigned all shares of Stock which the undersigned may be entitled to vote at the Meeting of Shareholders of Corning Incorporated on June 21, 2001, and any adjournments thereof, with all powers that the undersigned would possess if personally present.

Address changes/Comments:

(THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

CORNING INCORPORATED ANNUAL MEETING TO BE HELD ON 06/21/01 AT 11:00 A.M. EDT FOR HOLDERS AS OF 04/23/01

*ISSUER CONFIRMATION COPY—INFO ONLY*

2            1-0001            THIS FORM IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. PLEASE DO NOT USE IT FOR VOTING PURPOSES.

          219350105

DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES

1—01-JOHN H. FOSTER, 02-CATHERINE A. REIN, 03-WILLIAM D. SMITHBURG,
04-HANSEL E. TOOKES II, 05-WENDELL P. WEEKS, 06-JAMES B. FLAWS,
07-PETER F. VOLANAKIS

     **NOTE** SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF

ENTER YOUR VOTING INSTRUCTIONS AT 1-800-454-8683
OR WWW.PROXYVOTE.COM UP UNTIL 11:59 PM EASTERN TIME
THE DAY BEFORE THE CUT-OFF OR MEETING DATE.

CORNING INCORPORATED
06/21/01 AT 11:00 A.M. EDT

2 ITEM(S) SHARES(S)

FOR ALL NOMINEES

WITHHOLD ALL NOMINEES

WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) OF NOMINEE(S) BELOW.

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      219350105

PLACE HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES AT THE MEETING

51 MERCEDES WAY
EDGEWOOD NY 11717

CORNING INCORPORATED
ATTN: DENISE A. HAUSELT
ONE RIVERFRONT PLAZA—MP HQ E2 A14
CORNING, NY 14831

QuickLinks

Nominees For Election For Terms Expiring 2004
Directors Whose Terms Will Expire in 2003
Directors Whose Terms Will Expire in 2002
Comparison of Five-Year Cumulative Total Return
Among Corning Incorporated, S&P 500, S&P Communications Equipment, and S&P Manufacturing (Diversified) Companies (Fiscal Years Ending December 31)
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year(1)
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values(1)
Years of Service
Corning Incorporated Audit Committee of the Board of Directors Audit Committee Charter